EXHIBIT 10.39



                       INTERESTS AND LIABILITIES CONTRACT

                     (hereinafter referred to as "Contract")

                                     to the

                                    COINSURED

                 AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT

                    (hereinafter referred to as "Agreement")

                                     between

                    TRENWICK AMERICA REINSURANCE CORPORATION
                  (hereinafter referred to as the "Reinsured")

                                       and

                            CENTRE INSURANCE COMPANY

              (hereinafter referred to as "Subscribing Reinsurer")

It is mutually agreed by and between the Reinsured on the one part, and the Subscribing Reinsurer on the other part that the Subscribing Reinsurer's share in the Interests and Liabilities of the Reinsurer as set forth in the COINSURED AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT, effective 12:01 am., Eastern Standard Time, January 1, 1999 attached hereto and forming a part of this Contract shall be for 80%.

The share of the Subscribing Reinsurer signed hereon in the Interests and Liabilities of all reinsurers in respect of the said Agreement shall be separate and apart from the shares of the other reinsurers to the said Agreement, and the Interests and Liabilities of the Subscribing Reinsurer signed hereon shall be several and not joint with those of the other reinsurers and in no event shall the Subscribing Reinsurer signed hereon participate in the Interests and Liabilities of the other reinsurers.

This Contract shall be effective for the period commencing 12:01 a.m., Eastern Standard Time, January 1, 1999 and ending 11:59 p.m., Eastern Standard Time, December 31, 1999.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed, in triplicate, Executed this 5th day of March, 1999

     TRENWICK AMERICA REINSURANCE CORPORATION

By:  /s/ Robert Giambo                     By: /s/ R. Thomas
     -----------------                         -------------
     Name: Robert A. Giambo                Name:  Richard R. Thomas, III
     Title:  Executive Vice President      Title:  Assistant Vice President

Executed this 23rd day of September, 1999

     CENTRE INSURANCE COMPANY

By: /s/ Joel D. Klaassen                   By: /s/ Ann B. Encinas
    --------------------                      -------------------
     Name:    Joel D. Klaassen             Name:    Ann B. Encinas
     Title:   Senior Vice President        Title:   Vice President

                       INTERESTS AND LIABILITIES CONTRACT

                     (hereinafter referred to as "Contract")

                                     to the

                                    COINSURED

                 AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT

                    (hereinafter referred to as "Agreement")

                                     between

                    TRENWICK AMERICA REINSURANCE CORPORATION
                  (hereinafter referred to as the "Reinsured")

                                       and

            NATIONAL UNION FIIRE INSURANCE COMPANY OF PITTSBURGH, PA

              (hereinafter referred to as "Subscribing Reinsurer")

It is mutually agreed by and between the Reinsured on the one part, and the Subscribing Reinsurer on the other part that the Subscribing Reinsurer's share in the Interests and Liabilities of the Reinsurer as set forth in the COINSURED AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT, effective 12:01 am.7 Eastern Standard Time, January 1, 1999 attached hereto and forming a part of this Contract shall be for 20%.

The share of the Subscribing Reinsurer signed hereon in the Interests and Liabilities of all reinsurers in respect of the said Agreement shall be separate and apart from the shares of the other reinsurers to the said Agreement, and the Interests and Liabilities of the Subscribing Reinsurer signed hereon shall be several and not joint with those of the other reinsurers and in no event shall the Subscribing Reinsurer signed hereon participate in the Interests and Liabilities of the other reinsurers.

This Contract shall be effective for the period commencing 12:01 a.m., Eastern Standard Time, January 1, 1999 and ending 11:59 p.m., Eastern Standard Time, December 31, 1999.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed, in triplicate, Executed this _______________day of __________, 1999

        TRENWICK AMERICA REINSURANCE CORPORATION

By:  /s/ Robert Giambo                     By: /s/ R. Thomas
     -----------------                         -------------
     Name: Robert A. Giambo                Name:  Richard R. Thomas, III
     Title:  Executive Vice President      Title:   Assistant Vice President


Executed this 29th day of March, 1999

     NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA

By:     /s/ Robert J. Coords               By: /s/ Joseph Umansky
        --------------------                   ------------------
Name: Robert J. Coords                     Name:    Joseph Umansky
Title:   Attorney-In-Fact                  Title:   Attorney-In-Fact

                                    COINSURED

                 AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

   In consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth

              THE SUBSCRIBING REINSURERS EXECUTING THE INTERESTS &
             LIABILITIES CONTRACTS ATTACHED TO AND FORMING A PART OF
                                 THIS AGREEMENT
                  (hereinafter referred to as the "Reinsurer")

            does hereby indemnify, as herein provided and specified,

                     TRENWCK AMERICA REINSURANCE CORPORATION
                              Stamford, Connecticut
                  (hereinafter referred to as the "Reinsured")

                             ARTICLE and PAGE NUMBER

1.    BUSINESS COVERED 3
2.    TERM 4
3.    TERRITORY 4
4.    RETENTION, REINSURER'S SHARE, AND LIMIT 5
5.    LOSS SETTLEMENTS 6
6.    REINSURANCE PREMIUM 7
7.    ADDITIONAL PREMIUM 7
8.    EXPERIENCE ACCOUNT 8
9.    REINSURER'S MARGIN 9
10.   FUNDS WITHHELD 9
11.   COMMUTATION 11
12.   REPORTS AND REMITTANCES 11
13.   TAXES 12
14.   COVENANTS OF THE REINSURED 13
15.   DEFINITIONS 13
16.   ULTIMATE NET LOSS 14
17.   NET RETAINED LINES 15
18.   RIGHT OF OFFSET 15
19.   ERRORS AND OMISSIONS 16
20.   CURRENCY 16
21.   EXTRA CONTRACTUAL OBLIGATIONS 16
22.   EXCESS OF ORIGINAL POLICY LIMITS LOSS 16
23.   ARBITRATION 17
24.   ACCESS TO RECORDS 18
25.   INSOLVENCY 18
26.   GOVERNING LAW 19
27.   SERVICE OF SUIT 19
28.   AMENDMENTS AND ALTERATIONS 20
29.   ASSIGNMENT 20
30.   NO THIRD PARTY RIGHTS 20
31.   NO IMPLIED WAIVER 20
32.   MERGERS AND ACQUISITIONS 20
33.   INTERMEDIARY 21
34.   SECURITY 21

ARTICLE 1 - BUSINESS COVERED

In consideration of the premium to be paid by the Reinsured and subject to the terms, conditions, exclusions and limits hereafter set forth, the Reinsurer agrees to indemnify the Reinsured on an aggregate excess of loss basis for the Reinsurer's share of Ultimate Net Loss that the Reinsured has incurred in excess of the retention as a result of losses occurring during the Term of this Agreement as respects the Reinsured's contracts, agreements and other evidence of reinsurance in respect of all casualty reinsurance assumed business entered into by the Reinsured (the "Policies"), but specifically excluding the following business:

     -    finite risk reinsurance

     - pollution liability when written by the Reinsured as a named peril, but excluding first party cleanup

     -    policyholder dividends

     - nuclear incidents: in accordance with the attached Nuclear Incident Exclusion Clauses:

          a. Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A. and Canada;

          b.   Nuclear Incident Exclusion Clause - Physical Damage-  Reinsurance
               - U.S.A. and Canada;

          c. Nuclear Incident Exclusion Clause - Physical Damage and Liability (Boiler and Machinery Policies) - Reinsurance - U.S.A. and Canada;

          d. Nuclear Energy Risks Exclusion Clause - Reinsurance - Worldwide excluding U.S.A. and Canada.

     -    war risks (in accordance with the attached War Risk Exclusion Clause)

     - insolvency and guarantee funds (in accordance with the attached Insolvency and Guarantee Funds Exclusion Clause)

     - residual market assessments, second injury fund assessments, rehabilitation assessments, and any other similar type assessments

     -    financial guarantee business

     -    loss portfolio transfers.

ARTICLE 2 -TERM

The term (the "Term") of this Agreement shall be the period commencing at 12:01 am., Eastern Standard Time, January 1, 1999 (the "Effective Date") through to and including the earlier of l :59 p.m., Eastern Standard Time, December 31 1999 or the date on which this Agreement is otherwise canceled as provided for below (the "Expiration Date").

This Agreement may not be canceled by the Reinsured. The Reinsurer shall have the right to cancel this Agreement as provided for in the articles entitled "COVENANTS OF THE REINSURED," "MERGERS AND ACQUISITIONS," or "RIGHT OF OFFSET" and as provided for below.

In the event that the Reinsured fails to pay the Reinsurance Premium and/or the Additional Premium, if any, within 15 days of the date such premium is due, the Reinsurer shall notify the Reinsured in writing via registered mail of the overdue amounts. In the event that the Reinsured does not remit the overdue amounts to the Reinsurer within 15 days of receiving such notification from the Reinsurer, the Reinsurer shall have the right to immediately cancel this Agreement by mailing the Reinsured a written notice of cancellation and the Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be immediately reduced to an amount equal to the positive balance in the Experience Account (or zero if the Experience Account Balance is negative) as of the date of cancellation. The mailing of such notice shall be sufficient notice and the effective date of cancellation shall be the date the notice of cancellation was posted.

In the event that the Reinsured fails to pay a Reinsurance Premium and/or an Additional Premium if any, that is due after the Expiration Date of this Agreement within 15 days of the date such premium is due, the Reinsurer shall notify the Reinsured in writing via registered mail of the overdue amounts. In the event that the reinsured does not remit the overdue amounts to the Reinsurer within 15 days of receiving such notification from the Reinsurer, the Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall immediately and without further notice be reduced to an amount equal to the positive balance in the Experience Account (or zero if the Experience Account Balance is negative).

ARTICLE 3 - TERRITORY

This Agreement shall apply only to losses occurring in the United States of America, Canada and Europe.

ARTICLE 4 - RETENTION REINSURER'S SHARE, AND LIMIT

1) Limit A:

The Reinsurer agrees to indemnify the Reinsured for the Reinsurer's Share of the amount of the Reinsured's aggregate Ultimate Net Loss that is in excess of a Retention equal to 53% of Subject Earned Premium.

     The "Reinsurer's Share" under Limit A shall be determined as follows:

     If the Ultimate Net Loss is less than 53% of  Subjec  Earned  Premium, the
     Reinsurer's  Share  under  Limit  A  shall  equal  zero,   otherwise,   the
     Reinsurer's Share under Limit A shall equal the lesser of (l) "A" divided by "B" or (2) 100%,

          Where:

          "A"  is equal to 32.0% of Subject Earned Premium; and

          "B" is equal to the amount of Ultimate Net Loss in excess of 53% of Subject Earned Premium.

Under no circumstances shall the Reinsurer's aggregate limit of liability for Ultimate Net Loss under this Limit A exceed 32.0% of Subject Earned Premium.

2) Limit B:

The Reinsurer agrees to indemnify the Reinsured for the Reinsurer's Share of the amount of the reinsured's aggregate Ultimate Net Loss that is in excess of a Retention equal to 90% of Subject Earned Premium.

The "Reinsurer's Share" under Limit B shall be determined as follows:

     If the Ultimate Net Loss is less than 90% of Subject Earned Premium, the Reinsurer's Share under Limit B shall equal zero, otherwise, the Reinsurer's Share under Limit B shall be equal to the lesser of (l) "C" divided by "D" or (2) "E",

          Where:

          "C"  is equal to 3.5% of Subject Earned Premium; and

          "D" is equal to the amount of Ultimate Net Loss in excess of 90% of Subject Earned Premium; and

          "E" is equal to 100% less the Reinsurer's Share under Limit A calculated above.

Under no circumstances shall the Reinsurer's aggregate limit of liability for Ultimate Net Loss under this Limit B exceed 3.5% of Subject Earned Premium. For the purpose of calculating the Reinsurer's Share under Limit A and Limit B above, Ultimate Net Loss shall not be subject to the sub-limits set forth in
Article 16 Ultimate Net Loss."

3) Total Aggregate Limit:

Notwithstanding the Reinsurer's obligations under Limit A and Limit B above, the Reinsurer's maximum aggregate limit of liability for Ultimate Net Loss under this Agreement (the "Total Aggregate Limit") shall be equal to the lesser of:

               (1)  35.5% of Subject Earned Premium; or

               (2)  $55 million; or

               (3) The greater of: (a) the aggregate amount of ceded Ultimate Net Loss as reported in the Reinsured's 1999 Statutory Financial Statement, or (b) 32% of Subject Earned Premium.

Notwithstanding the foregoing, the Total Aggregate Limit of liability hereunder is further subject to adjustment as provided for in the articles entitled "TERM," "COVENANTS OF THE REINSURED," and "RIGHT OF OFFSET."

Under no circumstances shall the total liability of the Reinsurer under or related to this Agreement exceed the Total Aggregate Limit.

ARTICLE 5 -  LOSS SETTLEMENTS

The Reinsurer agrees to pay the Reinsured the amounts of Ultimate Net Loss due hereunder and paid by the Reinsured (or payable by the Reinsured in case of insolvency in accordance with the article entitled "INSOLVENCY") quarterly in arrears and payment will be due within sixty (60) days following receipt and verification of an account statement submitted by the Reinsured to the Reinsurer as set forth in the article entitled "REPORTS AND REMITTANCES."

Ultimate Net Loss payments due by the Reinsurer in accordance with the provisions herein shall first be paid by way of offset against the Funds Withheld Balance until such balance is exhausted.

Appropriate adjustments shall be made to the Reinsurer's Share and the Ultimate Net Loss paid by the Reinsurer to the Reinsured based on ceded paid Ultimate Net Loss reported to the Reinsurer (and agreed to by the Reinsurer) pursuant to
Article 12 - "REPORTS AND REMITTANCES" and Article 16 - "ULTIMATE NET LOSS."

Notwithstanding any provision to the contrary contained herein, and except for the articles entitled "EXTRA CONTRACTUAL OBLIGATIONS" and "EXCESS OF ORIGINAL POLICY LIMITS LOSS," coverage under this Agreement is expressly limited to claims or losses arising under the Reinsured's Policies; provided, however, that such claims or losses are within the terms, conditions and limitations of the original policies and within the terms, conditions and limitations of this Agreement.

ARTICLE 6 - REINSURANCE PREMIUM

Subject to the article entitled "FUNDS WITHHELD," the Reinsured shall pay to the Reinsurer a premium (the "Reinsurance Premium") equal to 10.0% of the projected Subject Earned Premium, payable in equal quarterly installments in advance on the first day of each calendar quarter, subject to a maximum Reinsurance Premium equal to $20,000,000.

Within thirty (30) days following the end of each calendar quarter the Reinsured shall make appropriate adjustments for the amount by which 10.0% of the Subject Earned Premium for that calendar quarter exceeds or is less than the amounts previously paid by the Reinsured for that calendar quarter.

ARTICLE 7 - ADDITIONAL PREMIUM

Subject to the article entitled "FUNDS WITHELD," the Reinsured shall pay to the Reinsurer an additional premium (the "Additional Premium") in an amount equal to:

1) 50% of the excess of Ultimate Net Loss over 73% of Subject Earned Premium, but such Additional Premium not to exceed the lesser of 2% of Subject Earned Premium, or $3,250,000, plus.

2) 55% of the excess of Ultimate Net Loss over 77% of Subject Earned Premium, but such Additional Premium not to exceed 2.2% of Subject Earned Premium or $3,550,000.

3) 67.5% of the excess of Ultimate Net Loss over 81% of Subject Earned Premium, but such Additional Premium not to exceed 2.7% of Subject Earned Premium or $4,350,000.

Such Additional Premium shall be paid to the Reinsurer with the applicable quarterly Ultimate Net Loss report as put forth in the article entitled "REPORTS AND REMITTANCES."

Within thirty (30) days following the end of each calendar quarter the Reinsured shall make appropriate adjustments for the amount by which 50% of the Ultimate Net Loss covered under Limit A between 73% and 77% of Subject Earned Premium and 55% of the Ultimate Net Loss covered under Limit A between 77% and 81% of Subject Earned Premium and 67.5% of the Ultimate Net Loss covered under Limit A between 81% and 85% of Subject Earned Premium, exceeds or is less than the amounts of Additional Premiums previously paid by the Reinsured.

ARTICLE 8 - EXPERIENCE ACCOUNT

A notional account (the "Experience Account") shall be calculated by the Reinsurer from the Effective Date of this Agreement and maintained until there is a complete and final release of all of the Reinsurer's obligations to the Reinsured under this Agreement.

The balance of the Experience Account (the "Experience Account Balance") as of any December 31 shall be defined as:

     (1) Cumulative Reinsurance Premium plus Additional Premium, if any, received by the Reinsurer (or Funds Withheld in accordance with the article entitled "FUNDS WITHHELD"), less

     (2)  the Cumulative Reinsurer's Margin paid to the Reinsurer, less

     (3)  Cumulative Ultimate Net Loss paid (or offset) by the Reinsurer, plus

     (4)  the Cumulative Experience Account Investment Credit.

The Reinsurance Premium, and Additional Premium, if any, shall be credited to the Experience Account on the day said monies are received by the Reinsurer's designated bank, or credited to the Funds Withheld Balance in accordance with the article entitled "FUNDS WITHHELD," as the case may be.

The Ultimate Net Loss due from the Reinsurer shall be charged against the Experience Account on the day said monies are received by the Reinsured's designated bank, or offset against the Funds Withheld Balance in accordance with the article entitled "FUNDS WITHHELD," as the case may be, and further subject to the article entitled "REPORTS AND REMITTANCES."

For the purpose of calculating the balance of the Experience Account, the Reinsurer's Margin shall be deemed to be deducted in proportion to and at the same time as the crediting to the Experience Account of the Reinsurance Premium.

The Experience Account investment credit (the "Experience Account Investment Credit") for each calendar year shall equal the average daily balance of the Experience Account for that calendar year (or portion thereof), determined as if the Reinsurance Premium and Additional Premium, if any, as finally computed were paid on January 1, 1999, multiplied by 8.75% (or the pro-rata portion thereof). The cumulative Experience Account Investment Credit (the "Cumulative Experience Account Investment Credit") shall be equal to the sum of the Experience Account Investment Credits for each calendar year, or portion thereof, since the Effective Date of this Agreement.

ARTICLE 9 - REINSURER'S MARGIN

The Reinsurer's margin (the "Reinsurer's Margin") shall be equal to 12.0% of the Reinsurance Premium payable under this Agreement, payable in equal quarterly installments in advance on the first day of each calendar quarter.

Within thirty (30) days following the end of each calendar quarter the Reinsured or the Reinsurer shall make appropriate adjustments for the amount by which 12.0% of the Reinsurance Premium for that calendar quarter exceeds or is less than the amounts previously paid by the Reinsured as Reinsurer's Margin for that calendar quarter. Any such balance due either party shall be due and payable within thirty (30) days.

ARTICLE 10 - FUNDS WITHHELD

Subject to the terms herein, the Reinsured shall retain the Reinsurance Premium and Additional Premium, if any, due hereunder on a funds withheld basis, provided however, that the Reinsurer's Margin shall be paid in cash to the Reinsurer and shall not be affected by the terms of this "Funds Withheld" article. The amount of such withheld Reinsurance Premium, net of Reinsurer's Margin, and Additional Premium, if any, shall be called "Funds Withheld." In consideration of the Reinsurer agreeing to the Funds Withheld, the Reinsured agrees (i) to calculate a notional Funds Withheld account from the Effective Date of this Agreement until there is a complete and final release of all of the Reinsurer's obligations to the Reinsured under this Agreement and (ii) that the Funds Withheld Balance may be set off by the Reinsurer against liability of any nature whatsoever (whether then contingent, due and payable, or in the future becoming due) that the Reinsurer may then have, or in the future may have under this Agreement and (iii) that such setoff shall occur as a condition precedent to any payments by the Reinsurer hereunder.

The balance of the Funds Withheld account (the "Funds Withheld Balance") as of any December 31 shall be defined as:

     (1) Cumulative Reinsurance Premium plus Additional Premium, if any, due hereunder, less

     (2)  the Cumulative Reinsurer's Margin paid to the Reinsurer, less

     (3)  Cumulative Ultimate Net Loss paid (or offset) by the Reinsurer, plus

     (4)  the Cumulative Funds Withheld Investment Credit.

The Reinsurance Premium, and Additional Premium, if any, shall be credited to the Funds Withheld Balance on the date such monies are payable.

The Ultimate Net Loss due from the Reinsurer shall be charged against the Funds Withheld Balance on the date such monies are due and further subject to article entitled "REPORTS AND REMITTANCES."

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                                                                         Page 10


For the purpose of calculating the balance of the Funds Withheld account, the Reinsurer's Margin shall be deemed to be deducted in proportion to and at the same time as the crediting to the Funds Withheld account of the Reinsurance Premium.

The Funds Withheld investment credit (the "Funds Withheld Investment Credit") for each calendar year shall equal the average daily balance of the Funds Withheld account for that calendar year (or portion thereof), determined as if the Reinsurance Premium and Additional Premium, if any, as finally computed was paid on January 1, 1999, multiplied by 9% (or the pro-rata portion thereof). The cumulative Funds Withheld Investment Credit (the "Cumulative Funds Withheld
Investment Credit") shall be equal to sum of the Funds Withheld Investment Credits for each calendar year, or portion thereof; since the Effective Date of this Agreement.

At the Reinsurer's option, the Reinsured shall pay to the Reinsurer the Funds Withheld Balance immediately upon request or upon the happening of any of the following events 1) commutation of this Agreement, 2) an Event of Default, 3) a downgrade of the Reinsured by AM Best to B+ or lower, or 4) December 31, 2014. If the Reinsured pays the Reinsurer the Funds Withheld Balance the Reinsured will no longer be required to credit the Funds Withheld Balance with investment income and the Experience Account Investment Credit, as defined in Article 8 - Experience Account, shall, from the time of payment of the Funds Withheld Balance, equal the One-Year Treasury Note rate as posted in the Wall Street Journal on the first business day following such payment. Such rate shall be reset each 12 months to equal the One-Year Treasury Note prevailing at that time. The Reinsured shall not have the right to prepay all or a part of the Funds Withheld Balance without the Reinsurer's express written consent.

The following shall be defined as "Events of Default" and shall cause the whole of the Funds Withheld Balance to, upon demand of the Reinsurer, become immediately due and payable, together with all accrued interest and other unpaid sums owing in relation thereto.

(1)  Payment Defaults

     The Reinsured fails to make any payment under this Agreement when due and in the manner therein provided, except where the Reinsurer receives the overdue payment within fifteen business days of the non-payment;

(2)  Executions

     Creditors attach or take possession of or distress. execution, sequestration, seizure, attachment or other equivalent or analogous process is levied or enforced upon or sued out against any material amount of the Reinsured's assets; or

(3)  Insolvency

     The Reinsured commences a proceeding or proceedings are commenced against it seeking dissolution, winding-up, liquidation, administration. reorganization, suspension or compromise of payments or other relief under any applicable bankruptcy., insolvency or other similar law or seeking the appointment of an administrator or a trustee, receiver, manager, receiver-manager, liquidator, custodian, curator or other similar official of it or any

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                                                                         Page 11


     substantial part of the Reinsured's assets, or the Reinsured consents to any such relief (including any bankruptcy petition) or appointment in involuntary proceedings taken against it, or makes a bulk sale of its assets or a general assignment or proposal for the benefit of creditors, or fails or admits its inability to pay its debts as they become due, or suspends or ceases or threatens to suspend or cease carrying on business; or it takes any action in furtherance of any of the foregoing.

ARTICLE 11 - COMMUTATION

Subject to the terms of this article, and provided the Experience Account balance is positive, the Reinsured may, at its sole option, commute this Agreement at any December 31, beginning on December 31, 2003 and on or before December 31, 2014, subject to ninety (90) days prior written notice by the Reinsured to the Reinsurer by registered or certified mail, provided that as a condition precedent to this right of commutation the Reinsured commutes all prior reinsurance agreements in existence between the Reinsurer and the Reinsured at such date. Such prior reinsurance agreements consist of Coinsured Aggregate Excess of Loss Agreements incepting on January 1, 1994, January 1, 1995, January 1, 1996, January 1,1997, and January 1, 1998.

If the Reinsured elects to commute this Agreement, the Reinsured shall pay to the Reinsurer as a condition precedent to the commutation the Funds Withheld Balance as of the date of commutation of this Agreement and the Reinsurer shall pay to the Reinsured the positive balance, if any, in the Experience Account as of the date of commutation within sixty (60) business days of the date of commutation:

Payment of the Experience Account balance by the Reinsurer as described above shall constitute a complete and final release of the Reinsurer in respect of any and all of the Reinsurer's obligations of any nature whatsoever to the Reinsured under or related to this Agreement.

Non-Commute Charge

If the Reinsured does not commute this Agreement on or before December 31,2004, the Reinsured shall pay to the Reinsurer in cash each January 1, beginning January 1,2005, an annual fee (the "Non-Commute Fee") of $200,000 until such time as this Agreement is commuted or until such time as all losses due under this Agreement are paid, whichever comes first.

The Non-Commute Fee shall not be included in the calculation of the Experience Account balance or the Funds Withheld Account balance and shall be retained 100% by the Reinsurer.

ARTICLE 12 - REPORTS AND REMITTANCES

1. The Reinsured shall furnish to the Reinsurer within fifteen (15) days prior to the close of the calendar quarter an estimate of the amount of Ultimate Net Loss ceded under this Agreement as of the close of that calendar quarter broken out between loss and Allocated Loss Adjustment Expense.

2. The Reinsured shall furnish to the Reinsurer within thirty (30) days after the close of each calendar quarter:

(a) quarterly account of Subject Earned Premium segregated by line of business (and for the total of all lines).

(b) quarterly accounts of paid and unpaid Ultimate Net Loss segregated by line of business (and for the total of all lines of business) and broken out between Y2K Loss and non-Y2K loss (loss, Allocated Loss Adjustment Expense, ECO and XPL).

(c) a reconciliation of the Funds Withheld Balance from inception to the close of the most recent preceding calendar quarter.

3. The Reinsured shall furnish to the Reinsurer within thirty (30) days after the end of each calendar quarter, quarterly accounts of paid Ultimate Net Loss ceded under this Agreement broken out between Y2K Loss and non-Y2K loss (loss, Allocated Loss Adjustment Expense, ECO and XPL) which are due to be paid by the Reinsurer to the Reinsured. As respects the Funds Withheld Balance, Ultimate Net Loss amounts shall be deemed to be paid as of the date the Reinsurer agrees to the amount to be paid and such agreement shall be made within sixty (60) days after receipt of this account.

4.   The Reinsured shall furnish to the Reinsurer  within  one  hundred  twenty
     (120) days after the close of each calendar year annual paid projections of
     Ultimate Net Loss, broken out between  Y2K  Loss and non-Y2K  loss   (loss,
     Allocated Loss Adjustment Expense, ECO and XPL), and segregated by line of business.

5. The Reinsurer shall furnish to the Reinsured within thirty (30) days after the close of each quarter a reconciliation of the Experience Account from inception to the close of the most recent preceding calendar quarter.

6. All amounts due and payable under this Agreement shall be remitted directly by wire transfer between the Reinsured and the Reinsurer with notice to the Intermediary, unless such amounts are withheld by the Reinsured in accordance with the Funds Withheld provision of this Agreement.

7. Any late payments by either party shall accrue interest at a rate equal to the greater of 1% per month, compounded semi-annually, or the yield on the one year United States Treasury Bill existent on the first business day after the previous January 1, as published in the Wall Street Journal, plus 250 basis points.

ARTICLE 13 - TAXES

The Reinsured shall pay all taxes of any nature associated with this Agreement and undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits tax returns, to any State or Territory of the United States of America or the District of Columbia. Provided, however, that this Article shall not impose any liability on the Reinsured for any income, capital gains, profits or other similar taxes payable by the Reinsurer in respect of its operations or this Agreement.

                                                                         Page 13
ARTICLE 14 - COVENANTS OF THE REINSURED

The Reinsured agrees not to change claims handling procedures, loss reserving process, levels of ceding commissions in its underlying contracts, or the levels of reinsurance protection in any manner from that in effect at the inception of this Agreement which materially affects this Agreement or the obligations of the parties hereunder, unless the Reinsured has received the prior written approval of the Reinsurer to such changes, such approval not to be unreasonably withheld.

In the event that the Reinsured does not adhere to these Covenants, the Reinsurer shall have the right to immediately cancel this Agreement by mailing the Reinsured a written notice of cancellation and the remaining unpaid Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be immediately reduced to an amount equal to the positive balance in the Experience Account (or zero if the Experience Account Balance is negative) as of the date of cancellation. The mailing of such notice shall be sufficient notice and the effective date of cancellation shall be the date the notice of cancellation was posted.

In the event that the Reinsurer learns about a violation of these Covenants after the Expiration Date of this Agreement, the remaining unpaid Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be reduced to an amount equal to the positive balance in the Experience Account (or zero if the Experience Account Balance is negative) upon written notice by the Reinsurer to the Reinsured by registered or certified mail.

Notwithstanding the foregoing, the remedy to the Reinsurer in the event of a breach by the Reinsured of any of the foregoing covenants may not be invoked until the Reinsurer is called upon to pay Ultimate Net Loss under this Agreement which is in excess of the Funds Withheld Balance.

ARTICLE 15 - DEFINITIONS

All words and phrases that have a capitalized initial letter in this Agreement have a special meaning which is either introduced in certain Articles or which is defined below and which shall include the plural as well as the singular.

"Agreement" means this agreement as the same may be amended from time to time in accordance with the terms hereof and all instruments supplemental hereto or in amendment or confirmation hereof, additionally, the expressions "hereunder," "herein," "hereof," "hereto," "above," "below" and similar expressions used in any paragraph, subparagraph, section or article of this Agreement shall refer to this Agreement and not to that paragraph, subparagraph, section or article only, unless otherwise expressly provided.

"Ceded Unpaid Ultimate Net Loss" shall mean the cumulative Ultimate Net Loss ceded under this Agreement by the Reinsured from the Effective Date less cumulative Ultimate Net Loss paid (or offset) under this Agreement by the Reinsurer to the Reinsured from the Effective Date.

"Subject Earned Premium" shall mean gross premiums earned on all casualty business in-force, written or renewed by the Reinsured during the Term of this Agreement less return premiums less premiums ceded for all reinsurance which would inure to the benefit of the Reinsurer under this Agreement. For purposes of this Agreement, the projected Subject Earned Premium is equal to $140 million for the Term of this Agreement.

"Y2K Loss" shall mean all Ultimate Net Loss (including ALAE, ECO and XPL) on Business Covered howsoever arising and regardless of any other cause or occurrence contributing concurrently or in any sequence with: 1) the rendering of date or time sensitive data, including but not limited to the recording, storing, processing, calculating, comparing, sequencing or presenting by electronic means of calendar dates or spans of time from, into and between the twentieth and twenty-first centuries (including 1999 to 2000 and leap year calculations); and 2) the generation, transmission, delivery, receipt of and any use or reliance on information or calculations dependent on or relating to calendar dates or spans of time from, into and between the twentieth and twenty-first centuries (including 1999 to 2000 and leap year calculations).

ARTICLE 16 - ULTIMATE NET LOSS

"Ultimate  Net Loss" shall mean the actual loss  incurred by the  Reinsured  and
Allocated Loss Adjustment Expense ("ALAE") on Business Covered on the Reinsured's Net Retained Lines, and shall include 80% of the amounts of any Extra Contractual Obligations ("ECO") and 80% of the amounts of any Excess of Original Policy Limits Loss ("XPL") after making deductions for all recoveries, salvages, subrogations and all claims on inuring reinsurance, whether collectible or riot.

ALAE shall mean all legal expenses and other expenses (including interest accruing before and/or after entry of judgment, excluding Declaratory Judgement Expense) incurred by the Reinsured in connection with the investigation, adjustment, settlement or litigation of claims or losses, including salaries and expenses of the reinsured's field employees while adjusting such claims or losses and expenses of the Reinsured's officials incurred in connection with claims or losses. However, salaries of the Reinsured's officials or normal overhead charges such as rent, postal, lighting, cleaning, heating, etc. shall not be included.

The foregoing definition of ALAE shall apply notwithstanding how such expenses may be classified by the Reinsured for statutory accounting purposes.

All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto, provided always that nothing in this clause shall be construed to mean that Ultimate Net Loss under this Agreement is not recoverable until the Reinsured's Ultimate Net Loss has been ascertained.

The Ultimate Net Loss and its components (loss (including Y2K Losses) and Allocated Loss Adjustment Expense, and ECO and XPL) as determined by the Reinsured, is subject to agreement by the Reinsurer. If the Reinsurer disagrees with the Ultimate Net Loss determined by the Reinsured and the Reinsurer is called upon to pay Ultimate Net Loss under this Agreement, a mutually agreed upon independent national actuarial firm shall be engaged to evaluate the Ultimate Net Loss covered under this Agreement and such evaluation shall be subject to the confines of the Ultimate Net Loss determined by the Reinsured and the Ultimate Net Loss determined by the Reinsurer and shall be binding. Such cost to be shared equally by the Reinsured and the Reinsurer. If the parties fail to agree on the selection of an independent national actuarial firm each of them shall name two, of whom the other shall decline one, and the decision shall be made by drawing lots.

For the purposes of this Agreement, the maximum amount that any one-loss occurrence from business underwritten by the Reinsured on behalf of Duncanson & Molt (a subsidiary of UNUM Corp., Portland, Maine) may contribute to the Ultimate Net Loss shall be equal to $10 million.

For the purposes of this Agreement, the maximum amount that Y2K losses (loss, ALAE, ECO and XPL combined) may contribute to the Ultimate Net Loss shall be equal to the lessor of: (i) 5% of Subject Earned Premium, or (ii) $7.5 million, provided however, that no such sub-limit shall apply to Y2K Losses if the ratio of: [Ultimate Net Loss prior to the application of the sub-limits set forth in this Article 16 divided by Subject Earned Premium] is less than or equal to 81%

ARTICLE 17 - NET RETAINED LINES

This Agreement applies only to that portion of any policy which the Reinsured retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of the Retentions, only loss or losses in respect of that portion of any policy which the Reinsured retains net for its own account shall be included.

The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Reinsured to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 18 - RIGHT OF OFFSET

The Reinsured and the Reinsurer may offset any balance or amount due from one party to the other under this Agreement or any other contract heretofore or hereafter entered into between the Reinsured and the Reinsurer, whether acting as assuming reinsurer or ceding company or in any other capacity.

In extension and not in limitation to the above, the Reinsurer shall have an absolute right to offset any amounts due to the Reinsured against the Funds Withheld Balance. In the event that this right of offset between the Reinsured and the Reinsurer is specifically disallowed or judged to be unenforceable by any court of competent jurisdiction, arbitration panel or regulatory body then all amounts in the Funds Withheld Balance shall immediately become due and payable in full to the Reinsurer by the Reinsured. If the Funds Withheld Balance is not remitted to the Reinsurer within fifteen (15) days, the Reinsurer shall have the option to immediately cancel this Agreement by mailing the Reinsured a written notice of cancellation and the remaining unpaid Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be immediately reduced to an amount equal to the positive balance in the Experience Account (or zero if the Experience Account Balance is negative) as of the date of cancellation. The mailing of such notice shall be sufficient notice and the effective date of cancellation shall be the date the notice of cancellation was posted.

In the event that the Reinsured fails to remit to the Reinsurer the Funds Withheld Balance that is due and payable in accordance with the provisions in this article after the Expiration Date of this Agreement within 15 days of the date such payment is due, the Reinsurer shall notify the Reinsured in writing via registered mail of the overdue amounts. In the event that the Reinsured does not remit the overdue amounts to the Reinsurer within 15 days of receiving such notification from the Reinsurer, the remaining unpaid Total Aggregate Limit,

                                                                         Page 16
notwithstanding any provision to the contrary contained herein, shall be immediately reduced to an amount equal to the positive balance in the Experience Account (or zero if the Experience Account Balance is negative) without further notice.

ARTICLE 19 - ERRORS AND OMISSIONS

Any omission or error by either party to this Agreement will not relieve either party of liability hereunder, provided such act, omission, or error is not prejudicial to the other party and is rectified promptly upon discovery by the responsible party.

ARTICLE 20 - CURRENCY

The provisions of this Agreement involving dollar-designated amounts are expressed in United States currency and all payments shall be made in this currency.

ARTICLE 21 - EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall indemnify the Reinsured within the limits hereof, where the Ultimate Net Loss includes 80% of any Extra Contractual 0bigations.

"Extra Contractual Obligations" (ECO), are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on Business Covered hereunder, such liabilities arising because of, but not limited to the failure by the Reinsured to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Reinsured shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.

However, this Article shall not apply and there shall be no recovery hereunder where the loss has been incurred due to the fraud by a member of the Board of Directors, a corporate officer, or a supervisory employee of the Reinsured acting individually or collectively or in collusion with a member of the Board of Directors, a corporate officer, supervisory employee or partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Reinsured.

ARTICLE 22 - EXCESS OF ORIGINAL POLICY LIMITS LOSS

This Agreement shall indemnify the Reinsured, within the limits hereof, where the Ultimate Net Loss includes 80% of any Excess of Original Policy Limits Loss.

"Excess of Original Policy Limits Loss" (XPL), shall mean any loss of the Reinsured in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply and there shall be no recovery hereunder where the loss has been incurred due to the fraud by a member of the Board of Directors, a corporate officer, or a supervisory employee of the Reinsured acting individually or collectively or in collusion with a member of the Board of Directors, a corporate officer, supervisory employee or partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Reinsured.

For the purposes of this Article, the word "loss" shall mean any amounts for which the Reinsured would have been contractually liable to pay had it not been for the limit of the original policy.

ARTICLE 23 -ARBITRATION

Any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. if either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator

If the two arbitrators are unable to agree upon the Umpire within thirty (30) days of their appointment, the two arbitrators shall request the American Arbitration Association ("AAA") to provide a list of possible Umpires with the qualifications set forth in this Article and the parties shall then mutually agree upon an Umpire from this list. If the parties are unable to agree upon the Umpire within thirty (30) days of the receipt of the AAA list or if the AAA fails to provide such a list within thirty (30) days of the request, either party may apply to the United States Federal Court for the Southern District of New York to appoint an Umpire with those qualifications. The Umpire shall promptly notify in writing all parties to the arbitration of his selection.

All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's of London.

Within thirty (30) days after determine timely periods for notice of appointment of all arbitrators, the panel shall meet and briefs, discovery procedures and schedules for hearings.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in New York, New York, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of New York. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

To the extent, and only to the extent, that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The panel shall render its decision within sixty (60) days following the termination of hearings, which decision shall be in writing, stating the reasons thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

ARTICLE 24 - ACCESS TO RECORDS

The Reinsurer or its duly appointed representatives shall have free access to the books, records and papers of the Reinsured or its agents at all reasonable times during the continuance of this Agreement or any liability hereunder, for the purpose of obtaining information concerning this Agreement or the subject matter thereof.

ARTICLE 25 - INSOLVENCY

In the event of the insolvency of the Reinsured, reinsurance under this Agreement shall be payable by the Reinsurer on the basis of the liability of the Reinsured under Policy or Policies reinsured without diminution because of the insolvency of the Reinsured, to the Reinsured or to its liquidator., receiver, or statutory successor except as provided by Section 4118(a) of the New York Insurance Law or except when the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Reinsured and when the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Reinsured as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Reinsured so such payees.

It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Reinsured on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding when such claim is to be adjudicated, any defense or defenses which it may deem available to the Reinsured or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.

When two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Reinsured.

Should any party hereto be placed in rehabilitation or liquidation or should a rehabilitator, liquidator, receiver, conservator or other person or entity of similar capacity be appointed as respects such party, all amounts due any of the parties hereto whether by reason of premiums, losses or otherwise under this Agreement or any other contract(s) of reinsurance heretofore or hereafter entered into between the parties (whether or not any such contract(s) be assumed or ceded) shall at all times be subject to the right of offset at any time and from time to time, and upon the exercise of same, only the net balance shall be due and payable in accordance with Section 7427 of the Insurance Law of the State of New York to the extent such statute or any other applicable law, statute or regulation governing such offset shall apply.

ARTICLE 26 -GOVERNING LAW

This Agreement shall be interpreted and governed by the laws of the State of New York without regard to its principles of choice of law.

ARTICLE 27- SERVICE OF SUIT

(This Article only applies to reinsurers domiciled outside of the United States and/or unauthorized in any state, territory, or district of the United States having jurisdiction over the Reinsured).

It is agreed that in the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder or to perform any other obligation under the Agreement, the Reinsurer, at the request of the Reinsured, will submit to the jurisdiction of court of competent jurisdiction within the United States.
Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Willkie Farr and Gallagher, 787 Seventh Avenue, New York, New York, 10019, and that in any suit instituted, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Reinsured to give a written undertaking to the reinsured that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reinsured or any beneficiary hereunder arising out of this Agreement of reinsurance, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

The foregoing is not intended to conflict with or override the obligation of the parties hereto to arbitrate their disputes as provided in the Arbitration clause.

ARTICLE 28 - AMENDMENTS AND ALTERATIONS

This Agreement may be changed, altered or amended as the parties may agree, provided such change, alteration or amendment is evidenced in writing or by endorsement executed by the Reinsured and the Reinsurer.

ARTICLE 29 - ASSIGNMENT

Except as expressly provided otherwise in the article entitled "INSOLVENCY," neither party may assign or transfer any rights, interests or obligations under this Agreement to any person or entity without the written consent of the other party and any effort to so assign such rights, interests or obligations without the consent of the other party shall be null and void.

ARTICLE 30 - NO THIRD PARTY RIGHTS

This Agreement is solely between the Reinsured and the Reinsurer, and in no instance shall any other party have any rights under this Agreement except as expressly provided otherwise in the Insolvency Article.

ARTICLE 31 - NO IMPLIED WAIVER

The failure of any party to enforce any of the provisions herein shall not be construed to be a waiver of the right of such party to enforce any such provision.

ARTICLE 32 - MERGERS AND ACQUISITIONS

It is understood and agreed that if Reinsured acquires (by acquisition, reinsurance, or renewal of) any other insurance or reinsurance company or individual or groups of individual book(s) of business of any other insurance or reinsurance company that comprises not more than ten (10) percent (whether individually or in the aggregate with respect to related transactions or parties) of Subject Earned Premium, such company or book(s) of business will be covered hereunder, provided that written notice is given to the Reinsurer of any such newly affiliated company or book(s) of business as soon as practicable with full particulars as to how such affiliation is likely to affect this Agreement. If such acquisition, as defined above, comprises more than ten (10) percent (whether individually or in the aggregate with respect to related transactions or parties) of Subject Earned Premium, such company or book(s) of business will be covered hereunder provided that prior written notice of such transaction is given to the Reinsurer with full particulars as to how such transaction is likely to affect this Agreement, and the Reinsurer agrees in its sole discretion in writing that this Agreement applies to such acquired insurance or reinsurance company or book(s) of business.

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If Reinsured is acquired by or merges with another company, this Agreement shall survive such acquisition or merger and the surviving entity shall be covered hereunder provided that prior written notice of such transaction is given to the Reinsurer with full particulars as to how such transaction is likely to affect this Agreement, and the Reinsurer agrees in its sole discretion in writing that this Agreement applies to such surviving entity.

Notwithstanding any other provisions of this Agreement, in the event that the reinsured acquires another company or is acquired by or merges with another company, this Agreement shall survive such acquisition and/or merger and the book of business which was covered by this Agreement prior to such merger and/or acquisition shall be covered hereunder.

ARTICLE 33 -INTERMEDIARY

Guy Carpenter & Company, Inc. and Balis & Co., Inc. are hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices and statements) relating to this Agreement shall be transmitted to the Reinsured through either Guy Carpenter & Company, Inc. or Balis & Co., Inc., Two Logan Square, Philadelphia, PA 19103-2772. All amounts due under this Agreement (including but not limited to Reinsurance Premium and Ultimate Net Loss) shall be remitted directly by wire transfer between the Reinsured and the Reinsurer with notice to the Intermediary.

ARTICLE 34 - SECURITY

If the Reinsurer's surplus falls below $40 million, the Reinsured may require the Reinsurer to post a "clean," unconditional, evergreen and irrevocable Letter of Credit or to provide a reinsurance trust fund issued by a bank acceptable to the reinsured in favor of the Reinsured in an amount up to the excess of the Ceded Unpaid Ultimate Net Loss over the Funds Withheld Balance.